Exhibit 99.1

Scientific Games Announces Second Quarter 2011 Results

Second Quarter Revenue Increased Approximately 7.4% vs. Prior-Year Period Excluding the Racing Business

Attributable EBITDA Increased to $90.5 million

NEW YORK, August 9, 2011 - Scientific Games Corporation (Nasdaq: SGMS) today announced results for the second quarter ended June 30, 2011.

Summary Financial Results
($ in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue	$220.2	$233.0	$416.9	$449.4
Revenue excl. Racing Business	220.2	205.1	416.9	396.9
Operating income	28.9	26.5	43.2	48.0
Attributable EBITDA	90.5	85.7	165.5	162.2

Net income/(loss)	7.0	(4.3)	0.1	0.5
Net income/(loss) per share	$0.08	$(0.05)	$0.00	$0.01

Total capital expenditures	22.4	30.9	44.2	52.8
Free cash flow	26.6	31.4	53.4	50.3

Revenue excluding Racing Business, attributable EBITDA and free cash flow as used herein are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.

The 2010 results reported in this press release include the results of operations of the Company’s racing and venue management businesses (the “Racing Business”), which was sold on October 5, 2010. See the financial tables at the end of this release for a reconciliation of both the Company’s results and the Diversified Gaming Group’s results to the respective results excluding the Racing Business for the 2010 period.

Business Highlights

▪	Italian instant ticket retail sales increased 12.6% in the second quarter of 2011 versus the prior-year period
▪	China Sports Lottery instant ticket retail sales increased 13.9% in the second quarter of 2011 versus the prior-year period
▪	Global Draw completed the roll-out of approximately 8,000 terminals to Ladbrokes’ betting shops in the U.K.
▪	Global Draw’s U.K. gross win per machine per day increased 4.9% in the second quarter of 2011 versus the prior-year period
▪
Operations under the Northstar private management agreement with the Illinois Lottery commenced on July 1st; a legal challenge to the revenue statute relating to the privatization of the lottery was rejected by an Illinois Supreme Court decision

▪	Company’s Sciplay joint venture signed an agreement with the California Online Poker Association (COPA) to be its provider of intrastate internet poker services as regulation evolves
▪	Signed a five-year instant ticket contract extension with the Georgia Lottery to remain the primary instant ticket vendor through September 10, 2018

“We are very pleased with our results this quarter and believe our growth in revenue and profits during a period of significant global economic uncertainty reaffirms the resilience of our business,” stated Jeffrey Lipkin, Senior Vice President and Chief Financial Officer. “In addition, our performance reflects the operating leverage inherent in our business model as operating income growth significantly exceeded revenue growth in our Printed Products and Diversified Gaming Groups.  While our Lottery Systems Group was impacted by depressed jackpot levels in the U.S., we’re excited that the industry has decided to raise the price of the Powerball® game from $1.00 to $2.00.  We believe this move will provide players with more exciting jackpots.”

Chairman and Chief Executive Officer A. Lorne Weil stated, “It’s an exciting time at Scientific Games as we have recently embarked on two equally ambitious and industry precedent-setting endeavors with the commencement of the first U.S. lottery private management agreement in Illinois and the completion of the largest single supplier installation of server-based gaming machines. While early in their respective operations, we are extremely pleased with their progress to date and remain optimistic regarding their contribution to our future growth.  Importantly, we believe their success will help create further opportunities for our Company.”

Second Quarter Financial Results
Revenue was $220.2 million in the second quarter of 2011 compared to $233.0 million in the second quarter of 2010. The decrease in revenue was primarily due to the sale of the Racing Business. Excluding the results of the Racing Business in the second quarter of 2010 ($27.9 million), revenue in the second quarter of 2011 increased 7.4% versus the prior-year period driven by growth in the Printed Products ($11.3 million) and Diversified Gaming Groups ($9.2 million).  This increase was partially offset by a $5.4 million decline in Lottery Systems Group revenue.

Operating income was $28.9 million in the second quarter of 2011 compared to operating income of $26.5 million in the prior-year period. This increase primarily reflects the absence of a write-down related to the sale of the Racing Business that occurred in the second quarter of 2010 ($5.9 million) and a more profitable mix of revenue ($1.3 million), partially offset by higher depreciation and amortization expense ($1.9 million), principally due to the accelerated depreciation of Global Draw’s back-end technology platform as a result of the business’s migration to a new technology ($1.2 million). Excluding the Racing Business’s operating loss of $1.3 million in the second quarter of 2010, operating income increased by $1.1 million, due to higher operating income from the Printed Products ($7.0 million) and Diversified Gaming Groups ($2.0 million). These increases were partially offset by a decline in Lottery Systems Group operating income ($3.6 million) and an increase in corporate expense ($4.4 million).

The Company’s share of EBITDA generated from equity investments improved to $24.5 million in the second quarter of 2011 from $17.8 million in the prior-year period, primarily due to higher EBITDA from the Company’s Italy and China joint ventures and the inclusion of results from the Company’s equity interest in Sportech Plc. Attributable EBITDA was $90.5 million in the second quarter of 2011, compared to $85.7 million in the prior-year period.

Net income in the second quarter of 2011 was $7.0 million, or $0.08 per share, compared to a net loss of $4.3 million, or $0.05 per share, in the prior-year period. In addition to the impact of the above-mentioned items, the increase in net income was attributable to a lower income tax expense ($7.5 million) and an increase in other income ($7.5 million), which was primarily due to the absence of a loss on a foreign currency hedge in the second quarter of 2010.  These increases were partially offset by higher interest expense ($1.6 million) and lower earnings from equity investments ($4.4 million).  The decline in earnings from equity investments was primarily due to the structure of Lotterie Nazionali S.r.l. (“LNS”), the Company’s joint venture that holds the concession for the Italian instant ticket lottery.  Beginning in the fourth quarter of 2010, the Company’s share of net earnings from Italy has been reported on an after-tax basis and reflects amortization of the upfront fee for the concession, which together reduced earnings from equity investments by approximately $9.2 million in the second quarter of 2011 compared to the prior-year period.

Net income for the second quarter of 2011 was also impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:
▪	specified permitted add-backs of $0.8 million, primarily consisting of professional fees related to the pending acquisition of Barcrest,
▪	royalties and fees of $0.5 million related to Global Draw’s new technology platform,
▪	deferred contingent incentive compensation expense of $0.2 million related to the Company’s Asia-Pacific business,
▪	earn-outs for permitted acquisitions of $0.1 million,
▪	transaction expenses related to the sale of the Racing Business of $0.04 million, and
▪	stock-based compensation expense of $4.9 million.

By way of comparison, net loss for the second quarter of 2010 was impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:
▪	a non-cash charge related to the Racing Business of $3.7 million,
▪	professional fees and a loss on a foreign currency hedge related to the Italian instant ticket tender process of $0.4 million and $5.8 million, respectively, and
▪	stock-based compensation expense of $3.4 million.

Printed Products Group
Printed Products Group revenue increased 9.4% from $121.2 million in the second quarter of 2010 to $132.5 million in the current year period.  This increase primarily reflects higher revenue from U.S. customers ($6.0 million), due in large part to licensed games, higher sales to international customers ($3.9 million) driven by increased sales to LNS and increased revenue from our European cooperative service partnerships (“CSPs”), and favorable foreign exchange translation ($2.1 million).

Operating income increased to $37.8 million in the second quarter of 2011 from $30.8 million in the second quarter of 2010.  This improvement versus the prior-year period was primarily due to a higher and more profitable mix of revenue, partially offset by an increase in selling, general and administrative expenses ($1.4 million).

Based on third-party data, the Company’s U.S. instant ticket customers' retail sales increased approximately 6.5% in the second quarter of 2011 compared to the second quarter of 2010.  This increase reflects a widespread improvement in sales of instant tickets as most U.S. states reported significant year-over-year growth, which was driven in part by sales of higher price-point games.

Lottery Systems Group
Lottery Systems Group revenue was $56.8 million in the second quarter of 2011, compared to revenue of $62.2 million in the second quarter of 2010.  The decline in service revenue primarily reflects the loss of contracts in New Hampshire and Vermont on June 30, 2010 ($2.2 million) and a decline in U.S. online lottery retail sales ($2.1 million) largely due to lower jackpot amounts.  This decline in service revenue was partially offset by higher international revenue ($1.4 million), which includes $0.7 million of foreign exchange translation benefit, along with higher U.S. instant ticket validation revenues ($0.7 million).  The decline in sales revenue ($3.0 million) primarily resulted from lower product sales to U.S. and international customers versus the prior-year period.

Operating income was $9.1 million in the second quarter of 2011, compared to operating income of $12.7 million in the second quarter of 2010. This decrease was primarily a result of a lower and less profitable mix of revenue ($3.9 million) and higher depreciation and amortization ($1.0 million), partially offset by a decline in selling, general and administrative expenses ($1.3 million).

Based on third-party data, the Company’s U.S. lottery systems customers' retail sales decreased approximately 8.2% in the second quarter of 2011 compared to the second quarter of 2010.  This decline was primarily the result of lower jackpot amounts.  In June, the Multi-State Lottery Organization approved a price increase for Powerball® to $2.00, which is anticipated to go into effect on January 15, 2012, representing the first price increase in the history of U.S. multi-state draw games.

China Sports Lottery retail sales increased by 13.9% in the second quarter of 2011 versus the prior-year period and achieved record quarterly sales of approximately 5.5 billion RMB.  The increase in retail sales was primarily driven by continued expansion of the retailer and validation network, along with the sale of NBA® branded instant tickets.

Diversified Gaming Group
Diversified Gaming Group revenue was $30.9 million in the second quarter of 2011, compared to revenue of $49.7 million in the second quarter of 2010. The decrease in revenue was principally due to the sale of the Racing Business. Excluding the results of the Racing Business in the second quarter of 2010 ($27.9 million), Diversified Gaming Group revenue increased by $9.2 million, or 42.2%, in the second quarter of 2011 versus the prior-year period. This increase primarily reflects the roll-out of approximately 8,000 Global Draw terminals to Ladbrokes’ betting shops, along with favorable foreign exchange translation ($1.7 million).

Operating income was $3.2 million in the second quarter of 2011, compared to approximately breakeven results in the second quarter of 2010.  This increase primarily reflected the absence of a write-down related to the sale of the Racing Business ($5.9 million) included in the Racing Business’ operating loss of $1.3 million in the prior-year period, partially offset by accelerated depreciation of Global Draw’s back-end technology platform ($1.2 million) in the current year period. Excluding the results of the Racing Business in the second quarter of 2010, Diversified Gaming Group’s operating income increased by $2.0 million in the second quarter of 2011 from the prior-year period, principally reflecting higher revenue.

Liquidity and Capital Resources
At June 30, 2011, the Company had cash and cash equivalents of $127.3 million and availability under its revolving credit facility of $196.6 million.  The Company had total indebtedness of $1,390.8 million as of June 30, 2011, compared to $1,396.7 million as of December 31, 2010.

The Company continued to manage working capital and capital expenditures, and focus on higher returns on invested capital while investing in growth, resulting in free cash flow of $26.6 million in the second quarter of 2011.  Total capital expenditures in the second quarter were approximately $22.4 million.

Conference Call Details
Scientific Games will host a conference call today at 8:00 am Eastern Daylight Time to review these results and discuss other topics.  To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section.  To access the call by telephone, please dial (800) 265-0241 (U.S. and Canada) or (617) 847-8704 (International) 15 minutes prior to the start of the call. The conference ID is 34760272. A presentation summarizing the results will also be provided in the Investor Information section on the Company’s website prior to the Company’s conference call. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on the Company’s website.

About Scientific Games
Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games' integrated array of products and services include instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming machines and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

Company Contact:
Cindi Buckwalter, Investor Relations
(212) 754-2233

Forward-Looking Statements
In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to complete the proposed acquisition of Barcrest Group Limited and Cyberview Technology CZ s.r.o.; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; failure of the Company’s Northstar joint venture to meet the net income targets or otherwise realize the anticipated benefits under its private management agreement with the Illinois Lottery; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized below), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our equity investments (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other equity investments to the extent it has been distributed to us).  Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

Attributable EBITDA includes adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our credit agreement (which adjustments are summarized in the paragraph below). Note that the adjustment referred to in clause (9) in the paragraph below was added to the definition of “consolidated EBITDA” as part of the March 11, 2011 amendment to our credit agreement.

"Consolidated EBITDA" means, for any period, "consolidated net income" as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our equity investments (other than our Italian joint venture) except to the extent that such income has been distributed to us) for such period plus, to the extent deducted in calculating such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense (other than any interest expense of our Italian joint venture in respect of debt for borrowed money of such joint venture if such debt exceeds $25,000,000 in the aggregate), (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made, such as our acquisition of Global Draw, or any other “permitted acquisitions” (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) any cash compensation expense incurred but not paid in such period so long as no cash payment in respect thereof is made or required to be made prior to the scheduled maturity of the borrowings under the credit agreement (see line item captioned “Deferred Contingent Compensation Expense” in the schedules below), (10) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (11) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (12) advisory fees and related expenses paid to advisory firms in connection with “permitted acquisitions” (see line item captioned “Acquisition Advisory Fees” in the schedules below), (13) certain specified "permitted add-backs" (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to consolidated EBITDA in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing items (1) through (13) do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to “permitted add-backs”, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (14) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a concession to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (15) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with any charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition, in an aggregate amount (for all periods combined) not to exceed $7,325,000 (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (16) up to 5,250,000 pounds Sterling during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below), provided that the aggregate amount of “consolidated EBITDA” that is attributable to the Company’s interest in its Italian joint venture that would not have otherwise been permitted to be included in Consolidated EBITDA prior to giving effect to the March 11, 2011 amendment to the credit agreement will be capped at $25,000,000 in any period of four consecutive fiscal quarters (or $30,000,000 in the case of any such period ending on or prior to June 30, 2012).  “Consolidated EBITDA” is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement.  The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by the full text of such definitions in our credit agreement as amended by the March 11, 2011 amendment thereto, copies of which are attached as Exhibits 10.1 to our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 and March 14, 2011, respectively.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures).  Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from equity investments, as included herein, represents our share of EBITDA from equity investments, which is defined as equity in earnings from our equity investments (whether or not any such earnings have been distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other.  EBITDA from equity investments is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to earnings from equity investments in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of its equity investments, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.  Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, the Company’s management believes that attributable EBITDA is helpful in assessing the overall operating performance of the Company and its equity investments and highlighting trends in the Company’s and its equity investments’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from the Company’s and its equity investments’ earnings financial items that management believes have less bearing on the Company’s and its equity investments’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense.  Moreover, management believes attributable EBITDA is useful to investors because a significant and increasing amount of the Company’s business is from its equity investments.  Management further believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that EBITDA from equity investments is helpful in monitoring the financial performance of the Company’s equity investments and eliminates from the equity investments’ earnings financial items that management believes have less bearing on the equity investments’ performance.

The Company’s management also believes attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement.  Moreover, attributable EBITDA and free cash flow (calculated by subtracting total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures) from attributable EBITDA) are metrics used in determining performance-based bonuses for 2011 (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account acquisitions, divestitures, sign-on or guaranteed bonuses approved by the Compensation Committee and accounting changes during the year)).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.  The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Instant tickets	$130,419	$118,439	$244,279	$227,538
Services	82,096	101,010	155,843	194,714
Sales	7,733	13,584	16,782	27,120
Total revenue	220,248	233,033	416,904	449,372

Operating expenses:
Cost of instant tickets (1)	72,133	68,227	139,366	132,144
Cost of services (1)	41,460	55,171	80,382	109,613
Cost of sales (1)	5,361	9,600	11,051	19,866
Selling, general and administrative expenses	43,426	40,552	82,980	79,108
Write-down of assets held for sale	-	5,874	-	5,874
Depreciation and amortization	29,004	27,078	59,908	54,733
Operating income	28,864	26,531	43,217	48,034
Other (income) expense:
Interest expense	26,409	24,845	52,864	49,559
Earnings from equity investments	(9,224)	(13,631)	(18,574)	(29,443)
Other (income) expense, net	(876)	6,584	(1,870)	12,566
	16,309	17,798	32,420	32,682
Income before income tax expense	12,555	8,733	10,797	15,352
Income tax expense	5,536	13,076	10,710	14,808
Net income (loss)	$7,019	$(4,343)	$87	$544

Net income (loss) per share:
Basic net income (loss)	$0.08	$(0.05)	$0.00	$0.01
Diluted net income (loss)	$0.08	$(0.05)	$0.00	$0.01
Weighted average number of shares:
Basic shares	92,069	93,552	91,978	93,771
Diluted shares	92,565	93,552	92,518	94,364

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA

June 30, 2011 and December 31, 2010
(Unaudited, in thousands)

	June 30,	December 31,
	2011	2010
Assets:
Cash and cash equivalents	$127,256	$124,281
Other current assets	288,623	289,384
Property and equipment, net	436,684	450,581
Long-term assets	1,362,128	1,287,292
Total assets	$2,214,691	$2,151,538

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$9,479	$8,431
Other current liabilities	190,132	187,567
Long-term debt, excluding current portion	1,381,335	1,388,259
Other long-term liabilities	124,720	114,623
Stockholders' equity	509,025	452,658
Total liabilities and stockholders' equity	$2,214,691	$2,151,538

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended June 30, 2011 and 2010
(Unaudited, in thousands)

	Three Months Ended June 30, 2011
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$130,419	$-	$-	$-	$130,419
Service revenue	-	51,196	30,900	-	82,096
Sales revenue	2,087	5,634	12	-	7,733
Total revenue	132,506	56,830	30,912	-	220,248
Cost of instant tickets (1)	72,133	-	-	-	72,133
Cost of services (1)	-	26,220	15,240	-	41,460
Cost of sales (1)	1,238	4,123	-	-	5,361
Selling, general and administrative expenses	12,217	5,070	3,245	17,794	38,326
Stock-based compensation	895	454	391	3,360	5,100
Depreciation and amortization	8,208	11,879	8,789	128	29,004
Operating income (loss)	$37,815	$9,084	$3,247	$(21,282)	$28,864

	Three Months Ended June 30, 2010
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$118,439	$-	$-	$-	$118,439
Service revenue	-	53,517	47,493	-	101,010
Sales revenue	2,731	8,666	2,187	-	13,584
Total revenue	121,170	62,183	49,680	-	233,033
Cost of instant tickets (1)	68,227	-	-	-	68,227
Cost of services (1)	-	25,637	29,534	-	55,171
Cost of sales (1)	1,969	6,186	1,445	-	9,600
Selling, general and administrative expenses (2)	10,875	6,472	4,574	13,188	35,109
Stock-based compensation (2)	855	386	607	3,595	5,443
Write-down of assets held for sale	-	-	5,874	-	5,874
Depreciation and amortization	8,429	10,839	7,686	124	27,078
Operating income (loss) (2)	$30,815	$12,663	$(40)	$(16,907)	$26,531

(1)	Exclusive of depreciation and amortization.
(2)
In connection with the realignment of its management structure in January 2011, the Company determined to no longer allocate certain overhead expenses to its reportable segments, effective as of January 1, 2011.  The segment information for the three months ended June 30, 2010 has been adjusted to reflect this change in segment reporting.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Six Months Ended June 30, 2011 and 2010
(Unaudited, in thousands)

	Six Months Ended June 30, 2011
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$244,279	$-	$-	$-	$244,279
Service revenue	-	100,412	55,431	-	155,843
Sales revenue	3,857	12,807	118	-	16,782
Total revenue	248,136	113,219	55,549	-	416,904
Cost of instant tickets (1)	139,366	-	-	-	139,366
Cost of services (1)	-	52,188	28,194	-	80,382
Cost of sales (1)	2,244	8,772	35	-	11,051
Selling, general and administrative expenses	21,777	8,943	5,735	36,823	73,278
Stock-based compensation	1,715	853	827	6,307	9,702
Write-down of assets held for sale	-	-	-	-	-
Depreciation and amortization	16,568	23,246	19,837	257	59,908
Operating income (loss)	$66,466	$19,217	$921	$(43,387)	$43,217

	Six Months Ended June 30, 2010
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$227,538	$-	$-	$-	$227,538
Service revenue	-	101,704	93,010	-	194,714
Sales revenue	5,601	18,377	3,142	-	27,120
Total revenue	233,139	120,081	96,152	-	449,372
Cost of instant tickets (1)	132,144	-	-	-	132,144
Cost of services (1)	-	52,310	57,303	-	109,613
Cost of sales (1)	3,977	13,645	2,244	-	19,866
Selling, general and administrative expenses	20,491	11,595	10,386	24,103	66,575
Stock-based compensation	1,479	644	1,168	9,242	12,533
Write-down of assets held for sale	-	-	5,874	-	5,874
Depreciation and amortization	16,966	21,653	15,867	247	54,733
Operating income (loss) (2)	$58,082	$20,234	$3,310	$(33,592)	$48,034

(1)	Exclusive of depreciation and amortization.
(2)
In connection with the realignment of its management structure in January 2011, the Company determined to no longer allocate certain overhead expenses to its reportable segments, effective as of January 1, 2011.  The segment information for the six months ended June 30, 2010 has been adjusted to reflect this change in segment reporting.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ATTRIBUTABLE EBITDA
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income (loss)	$7,019	$(4,343)	$87	$544
Add: Income tax expense	5,536	13,076	10,710	14,808
Add: Depreciation and amortization expense	29,004	27,078	59,908	54,733
Add: Interest expense	26,409	24,845	52,864	49,559
Add: Other expense (income), net	(876)	6,584	(1,870)	12,566
EBITDA	$67,092	$67,240	$121,699	$132,210

Credit Agreement adjustments:
Add: Debt-Related Fees and Charges (1)	$9	$-	$121	$-
Add: Amortization of Intangibles	-	-	-	-
Add: Earn-outs for Permitted Acquisitions	105	-	105	-
Add: Extraordinary Charges or Losses under GAAP	-	-	-	-
Add: Non-Cash Stock-Based Compensation Expenses	5,100	5,443	9,702	12,533
Add: Deferred Contingent Compensation Expense	243	-	993	-
Add: Non-Recurring Write-Offs under GAAP	-	-	-	-
Add: Acquisition Advisory Fees	-	-	-	-
Add: Specified Permitted Add-Backs (2)	1,088	-	2,792	-
Add: Italian Concession Obligations	-	9,625	-	17,347
Add: Racing Disposition Charges and Expenses	43	5,874	78	5,874
Add: Playtech Royalties and Fees	741	-	1,159	-
Less: Interest Income	(83)	(138)	(205)	(298)
Less: Extraordinary Income or Gains under GAAP	-	-	-	-
Less: Income on Earn-Outs for Permitted Acquisitions	-	-	-	-

Adjustments to conform to Credit Agreement definition:
Add/Less: Other expense (income), net (3)	876	(6,584)	1,870	(12,566)
Less: Earnings from equity investments	(9,224)	(13,631)	(18,574)	(29,443)
Add: EBITDA from equity investments	24,540	17,822	45,774	36,556
Attributable EBITDA	$90,530	$85,651	$165,514	$162,213

EBITDA from equity investments (4):
Earnings from equity investments	$9,224	$13,631	$18,574	$29,443
Add: Income tax expense	3,292	657	6,271	1,117
Add: Depreciation and amortization expense	9,931	1,664	18,235	3,448
Add: Interest expense, net of other	2,093	1,870	2,694	2,548
EBITDA from equity investments	$24,540	$17,822	$45,774	$36,556

(1) Amount reflects write-off of unamortized deferred financing costs in connection with early extinguishment of debt.
(2) Amount includes management transition expenses, transaction expenses, contract impairments and restructuring expenses.
(3) Amounts include foreign exchange transactions, interest income, minority interest and other items.
(4) EBITDA from equity investments includes results from the Company's participation in Consorzio Lotterie Nazionali (through  September 30, 2010), Lotterie Nazionali S.r.l. (beginning October 1, 2010), Roberts Communications Network, LLC, CSG Lottery Technology (Beijing) Co. Ltd., Shandong Inspur Scientific Games Technology, Ltd. (through December 31, 2010), Sportech Plc (beginning October 5, 2010), Sciplay (beginning January 21, 2010), Guard Libang and Northstar Lottery Group, LLC (beginning March 1, 2011).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$48,973	$62,348	$97,583	$103,136

Less: Capital expenditures	(1,955)	(1,623)	(3,613)	(3,329)
Less: Lottery and gaming systems expenditures	(13,403)	(19,091)	(22,191)	(31,502)
Less: Other intangible assets and software expenditures	(7,004)	(10,222)	(18,372)	(18,009)
Total Capital Expenditures	$(22,362)	$(30,936)	$(44,176)	$(52,840)

Free cash flow	$26,611	$31,412	$53,407	$50,296

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited, in thousands, except terminals and ASP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Italy - Gratta e Vinci:
Retail Sales (Euros)	2,639,000	2,344,000	5,371,000	4,834,000

China - China Sports Lottery:
Retail Sales (RMB)	5,539,000	4,863,000	9,967,000	8,079,000
Tickets Sold	792,000	640,000	1,446,000	1,106,000
ASP (RMB)	6.99	7.60	6.89	7.30

	As of June 30,
	2011	2010
Terminal installed base at end of period:
Global Draw	25,946	18,425
Games Media	3,618	2,769

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES ("SGC")
RECONCILIATION OF COMPANY OPERATING RESULTS TO
RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended June 30, 2010
		Less:	SGC
	SGC	Racing	Excluding
	Total	Business	Racing

Instant tickets	$118,439	$-	$118,439
Service revenue	101,010	25,943	75,067
Sales revenue	13,584	1,996	11,588
Total revenue	233,033	27,939	205,094
Cost of instant tickets (1)	68,227	-	68,227
Cost of services (1)	55,171	19,106	36,065
Cost of sales (1)	9,600	1,278	8,322
Selling, general and administrative expenses	35,109	2,720	32,389
Stock-based compensation	5,443	200	5,243
Write-down of assets held for sale	5,874	5,874	-
Depreciation and amortization	27,078	13	27,065
Operating income	$26,531	$(1,252)	$27,783

	Six Months Ended June 30, 2010
		Less:	SGC
	SGC	Racing	Excluding
	Total	Business	Racing

Instant tickets	$227,538	$-	$227,538
Service revenue	194,714	49,757	144,957
Sales revenue	27,120	2,720	24,400
Total revenue	449,372	52,477	396,895
Cost of instant tickets (1)	132,144	-	132,144
Cost of services (1)	109,613	37,132	72,481
Cost of sales (1)	19,866	1,878	17,988
Selling, general and administrative expenses	66,575	5,851	60,724
Stock-based compensation	12,533	404	12,129
Write-down of assets held for sale	5,874	5,874	-
Depreciation and amortization	54,733	28	54,705
Operating income	$48,034	$1,310	$46,724

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF DIVERSIFIED GAMING GROUP OPERATING
RESULTS TO RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended June 30, 2010
	Diversified	Less:	DGG
	Gaming	Racing	Excluding
	Group (DGG)	Business	Racing

Instant tickets	$-	$-	$-
Service revenue	47,493	25,943	21,550
Sales revenue	2,187	1,996	191
Total revenue	49,680	27,939	21,741
Cost of instant tickets (1)	-	-	-
Cost of services (1)	29,534	19,106	10,428
Cost of sales (1)	1,445	1,278	167
Selling, general and administrative expenses	4,574	2,720	1,854
Stock-based compensation	607	200	407
Write-down of assets held for sale	5,874	5,874	-
Depreciation and amortization	7,686	13	7,673
Operating income	$(40)	$(1,252)	$1,212

	Six Months Ended June 30, 2010
	Diversified	Less:	DGG
	Gaming	Racing	Excluding
	Group (DGG)	Business	Racing

Instant tickets	$-	$-	$-
Service revenue	93,010	49,757	43,253
Sales revenue	3,142	2,720	422
Total revenue	96,152	52,477	43,675
Cost of instant tickets (1)	-	-	-
Cost of services (1)	57,303	37,132	20,171
Cost of sales (1)	2,244	1,878	366
Selling, general and administrative expenses	10,386	5,851	4,535
Stock-based compensation	1,168	404	764
Write-down of assets held for sale	5,874	5,874	-
Depreciation and amortization	15,867	28	15,839
Operating income	$3,310	$1,310	$2,000

(1) Exclusive of depreciation and amortization.